UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 19, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On September 19, 2008, the board of directors of TeamBank, N.A. (“TeamBank”), a subsidiary of Team Financial, Inc. (the “Registrant”), appointed Sandra J. Moll as Interim President and Chief Executive Officer of TeamBank.  Ms. Moll also serves as a Director and the Chief Operating Officer of the Registrant.

On September 23, 2008, the board of directors of the Registrant appointed Kaila D. Beeman as Principal Accounting Officer.  Ms. Beeman had served in the same position on an interim basis since April 28, 2008.  Ms. Beeman, 44, joined the Registrant in February, 2007 and served as the Cashier for TeamBank, a subsidiary of the Registrant.  Prior to joining the Registrant, Ms. Beeman served as Chief Financial Officer of the Bank of the Prairie, a $105 million bank, from 2005 to 2007, and as Vice President of Finance/Cashier of Legacy Bank, a $165 million bank, from 1992 to 2005.  Ms. Beeman also has experience working in public accounting with a regional accounting firm.

On September 19, 2008, the Registrant notified Wells Fargo Bank, National Association (the “Trustee”) pursuant to the Indenture by and between the Registrant and the Trustee, dated September 14, 2006 (the “Indenture”) that the Registrant has elected to defer all payments of interest on the Registrant’s Junior Subordinated Debt Securities due October 7, 2036 by extending the interest distribution period until further notice (the “Extension Period”).  Accordingly, as provided in the Indenture, the Registrant may not pay cash dividends or other distributions during the Extension Period and until all deferred interest is fully paid.

Additionally, on September 25, 2008, the Registrant officially withdrew its Application for Confidential Treatment to portions of Exhibit 17.1 filed on Form 8-K on April 27, 2006.  Pursuant to the Registrant’s withdrawal request, Exhibit 17.1 is attached hereto in unredacted form.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit 17.1 Unredacted Form of Letter from Lloyd A. Byerhof dated April 22, 2006.

SIGNATURE

                Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

By:	/s/ Bruce R. Vance
Bruce R. Vance, Interim Chief Financial Officer

Date: September 25, 2008

Exhibit Index

Exhibit No.	Description
17.1	Unredacted Form of Letter from Lloyd A. Byerhof dated April 22, 2006.